Sales Report:Supplement No. 146 dated Mar 01, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 446230
This series of Notes was issued and sold upon the funding of the borrower loan #41078, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Feb-10-2010
				Auction end date:	Feb-17-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	30.00%	Final borrower rate/APR:	31.00% / 33.39%	Final monthly payment:	$86.00

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	26.76%
Lender servicing fee:	1.00%	Estimated return:	3.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-1995	Debt/Income ratio:	8%
Basic (1-10):	2	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	4 / 3	Length of status:	1y 11m
Credit score:	600-619 (Feb-2010)	Total credit lines:	47	Occupation:	Other
Now delinquent:	11	Revolving credit balance:	$878	Stated income:	$25,000-$49,999
Amount delinquent:	$5,788	Bankcard utilization:	250%
Public records last 12m / 10y:	0/ 2	Homeownership:	No
Delinquencies in last 7y:	26
Screen name:	wildernessnh	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	20 ( 91% )	600-619 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	2 ( 9% )	600-619 (Jan-2010) 520-539 (Jan-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Improving Credit One Step at a Time
Purpose of loan:
This loan will be used strictly as a credit bureau reporting tool.? In the past I had a loan through Prosper, which I just paid off.? Having the loan on my credit in good standing has helped boost my credit score and I would like to continue that process.? I do not currently use credit cards (I do have one for emergency, with no use or balance currently) or a car loan, so it would be beneficial for me to set up another loan on Prosper to keep the good monthly reporting going.? The majority of the money would sit in an online bank account with the Prosper loan being automatically drawn each month.? I would use a $325? to pay my remaining tuition bill for school.

My financial situation:
I am a good candidate for this loan because I have successfully paid off a previous Prosper loan (as well as have funded loans for others).? Although my credit may not be great, it is a picture of who I was 5 years ago, not today.? I am working towards creating a stable career and financial cushion.? In the last 3 years I have managed to pay off all credit card and auto debt (currently own my car with no payments), and continually work on satisfying additional bad debt collections.
My previous prosper loan was one of two loans (the second being a paid off car loan) I kept on my report to help build my credit score back up.?
After reviewing the credit report attached with this listing, I have plans to contact all credit bureaus to receive a copy of my report as there seems to be several inaccuracies.? I currently monitor my credit with MyFico.com and the information provided does not match what I review on a monthly basis and have used as a benchmark to help fix my credit score.

Monthly net income: $ 3333

Monthly expenses: $ 1287
??Housing: $ 750
??Insurance: $ Paid in full annually at $264
??Car expenses: $ 40 (gas)? No car loan
??Utilities: $ 100
??Phone, cable, internet: $ 75
??Food, entertainment: $ 300
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

zydeco337	$25.00	$25.00	2/13/2010 1:12:29 PM
supasonic	$50.00	$50.00	2/15/2010 11:02:37 AM
GreenHill	$43.13	$43.13	2/15/2010 1:08:48 PM
five-star-note	$35.00	$35.00	2/16/2010 9:44:07 AM
beaver0206	$25.00	$25.00	2/16/2010 6:22:58 PM
nodebt2012	$25.00	$25.00	2/16/2010 4:18:23 PM
Kash2010lu	$35.00	$35.00	2/16/2010 5:55:05 PM
SolarMoonshine	$50.00	$50.00	2/16/2010 5:42:02 PM
reflective-rupee	$50.00	$50.00	2/16/2010 6:13:52 PM
Tono	$25.00	$25.00	2/16/2010 6:15:49 PM
Tono	$30.00	$30.00	2/16/2010 6:16:27 PM
paradiseinvestor	$50.00	$50.00	2/16/2010 9:57:12 PM
Catz_aplenty	$28.16	$28.16	2/17/2010 12:53:07 PM
ultimate-peace	$200.00	$200.00	2/17/2010 2:13:28 PM
Your_Bank	$25.00	$25.00	2/17/2010 10:54:35 AM
lend42013	$26.85	$26.85	2/17/2010 3:35:17 PM
DasMula	$25.00	$25.00	2/17/2010 3:59:38 PM
Spinnaker	$50.00	$50.00	2/17/2010 2:32:59 PM
twjh	$25.00	$25.00	2/17/2010 2:35:31 PM
carrinel	$84.00	$84.00	2/17/2010 2:45:46 PM
lender12345	$50.00	$50.00	2/10/2010 6:34:43 PM
thevisiblehand	$100.00	$100.00	2/12/2010 6:36:39 PM
jep7070	$100.00	$100.00	2/13/2010 5:50:16 PM
Kqwik	$25.00	$25.00	2/15/2010 3:30:47 PM
EEasyMoney	$25.00	$25.00	2/16/2010 9:05:11 AM
chameleon125	$50.00	$50.00	2/16/2010 9:03:30 AM
Helping-One-Another	$25.00	$25.00	2/16/2010 11:28:12 AM
carrinel	$100.00	$100.00	2/16/2010 12:28:48 PM
joefoolz	$25.00	$25.00	2/16/2010 7:53:17 PM
chroman	$50.00	$50.00	2/16/2010 5:00:55 PM
CoolPlexer	$25.00	$25.00	2/16/2010 5:06:55 PM
Happy-Man	$25.00	$25.00	2/17/2010 8:49:31 AM
thevisiblehand	$300.00	$48.13	2/17/2010 12:07:04 PM
cunning-bill	$25.00	$25.00	2/17/2010 4:04:32 PM
twjh	$25.00	$25.00	2/17/2010 11:53:04 AM
innovator2	$134.71	$134.71	2/17/2010 4:08:27 PM
DasMula	$50.00	$50.00	2/17/2010 3:20:57 PM
ohmarkybaby	$210.02	$210.02	2/17/2010 4:07:58 PM
38 bids
Borrower Payment Dependent Notes Series 447204
This series of Notes was issued and sold upon the funding of the borrower loan #41075, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Feb-22-2010
				Auction end date:	Feb-25-2010

Starting lender yield:	20.07%	Starting borrower rate/APR:	21.07% / 24.88%	Starting monthly payment:	$37.71
Final lender yield:	18.94%	Final borrower rate/APR:	19.94% / 23.72%	Final monthly payment:	$37.13

Auction yield range:	8.05% - 20.07%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1999	Debt/Income ratio:	37%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	10 / 9	Length of status:	8y 4m
Credit score:	640-659 (Feb-2010)	Total credit lines:	25	Occupation:	Administrative Assi...
Now delinquent:	1	Revolving credit balance:	$1,183	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	3
Screen name:	Jumper26	Borrower's state:	California	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 4	On-time:	53 ( 85% )	640-659 (Latest)
Principal borrowed:	$22,550.00	< mo. late:	9 ( 15% )	560-579 (Jan-2008) 560-579 (Dec-2007) 600-619 (May-2007) 660-679 (Oct-2006)
Principal balance:	$2,409.61	1+ mo. late:	0 ( 0% )
Total payments billed:	62
Description
Pay Off Some Small Overdue Bills
Purpose of loan:
This loan will be used to pay off some overdue bills that aquirred while I was out on maternity leave.

My financial situation:
I am a good candidate for this loan because I have always paid my bills till the last several weeks while I was out on maternity leave.? I'm currently back at work but I just recieved my first paycheck and it was only for $400 and still owe another?$1692.06 in over due?bills.? All of my first paycheck went to my car registration.? These are my over due bills:

Daycare??$????? 750
Car payment??$????? 442.06
Utilities??$??????400
Phone/Cable??$???????100

This loan will be paid off in 6 months!!!!!!!

Monthly expenses:??
??Car expenses: $?600
??Utilities: $ 400
??Phone, cable, internet: $ 150
??Credit cards and other loans: $ 700
??Daycare: $ 1000
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kginatl	$31.72	$31.72	2/22/2010 4:22:18 PM
new-smart-fund	$200.00	$200.00	2/22/2010 8:10:47 PM
Unitas4302	$100.00	$100.00	2/23/2010 4:19:24 AM
lucrative-loan	$28.00	$28.00	2/23/2010 12:41:47 PM
independent-dollar	$25.00	$25.00	2/24/2010 10:03:23 AM
Pickmar	$25.00	$25.00	2/24/2010 1:18:27 PM
bondhedger	$25.00	$25.00	2/25/2010 8:10:56 AM
MoneyForNothing	$25.00	$25.00	2/24/2010 11:03:33 PM
marwadi-62	$300.00	$300.00	2/25/2010 8:09:26 AM
loyalist1	$25.00	$25.00	2/22/2010 4:29:27 PM
Bob450	$25.00	$25.00	2/22/2010 8:09:35 PM
IPG1	$25.00	$25.00	2/23/2010 3:07:14 AM
dynrep	$50.00	$15.28	2/23/2010 9:51:37 AM
GABC-1	$50.00	$50.00	2/23/2010 10:22:14 AM
careful-penny	$25.00	$25.00	2/23/2010 5:30:23 PM
lucrative-loan	$25.00	$25.00	2/24/2010 11:25:44 AM
kinetic-social	$25.00	$25.00	2/24/2010 4:09:12 PM
iflyforfun	$25.00	$25.00	2/25/2010 8:11:05 AM
18 bids
Borrower Payment Dependent Notes Series 447526
This series of Notes was issued and sold upon the funding of the borrower loan #41082, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Feb-22-2010
				Auction end date:	Feb-26-2010

Starting lender yield:	33.24%	Starting borrower rate/APR:	34.24% / 38.37%	Starting monthly payment:	$44.81
Final lender yield:	33.24%	Final borrower rate/APR:	34.24% / 38.37%	Final monthly payment:	$44.81

Auction yield range:	17.05% - 33.24%	Estimated loss impact:	19.96%
Lender servicing fee:	1.00%	Estimated return:	13.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1989	Debt/Income ratio:	25%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	8 / 7	Length of status:	0y 10m
Credit score:	680-699 (Feb-2010)	Total credit lines:	26	Occupation:	Clerical
Now delinquent:	1	Revolving credit balance:	$2,332	Stated income:	$25,000-$49,999
Amount delinquent:	$13,031	Bankcard utilization:	93%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	15
Screen name:	beachgirl119	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	29 ( 100% )	680-699 (Latest)
Principal borrowed:	$1,600.00	< mo. late:	0 ( 0% )	600-619 (Sep-2007)
Principal balance:	$403.06	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
Paying off my credit cards
Purpose of loan:
I'm reposting my request.? Thank you for those who bid on my first request.? I lowered the amount needed and hope more people will help me out with their bids.? I will be using the loan to pay off two very?high interest credit cards.?I am a good candidate for the loan because I pay all of my bills on time, including a previous Prosper loan that I have never been late or missed a payment on.

My financial situation:
I have a steady income, with a great stable organization.? I'm a very loyal and hard worker.? My credit went down hill after a divorce, but I am striving to bring it back up again.? I am making significant?progress and have improved my credit score.? There is an error being reported on Experian that I am currently disputing.? The error is not showing up on the other two Credit Reporting Agencies.? ?I hope that I will receive the money to pay off my current debt which will help improve my credit even more.??Thank you for your consideration.

Monthly net income: $ 2,000????????????

Monthly expenses: $
??Housing: $ 500
??Insurance: $ 120
??Car expenses: $ 225
??Utilities: $ 100
??Phone, cable, internet: $ 60
??Food, entertainment: $ 100
??Clothing, household expenses $ 50
??Credit cards and other loans: $?100
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

unk1911	$25.00	$25.00	2/22/2010 5:04:19 PM
quickstep	$25.00	$16.00	2/25/2010 3:38:05 AM
rubylender	$25.00	$25.00	2/25/2010 10:07:30 AM
Mark-M	$25.00	$25.00	2/25/2010 8:51:37 PM
big_balla	$25.00	$25.00	2/26/2010 2:07:17 AM
SolarMoonshine	$25.00	$25.00	2/25/2010 5:37:48 PM
Aberdeen	$350.00	$350.00	2/25/2010 8:55:43 PM
twjh	$25.00	$25.00	2/26/2010 9:34:08 AM
maricel10	$50.00	$50.00	2/26/2010 3:07:02 AM
twjh	$25.00	$25.00	2/26/2010 6:05:35 AM
unger	$50.00	$50.00	2/26/2010 6:50:02 AM
JobLowe	$25.00	$25.00	2/26/2010 7:59:25 AM
Bob450	$25.00	$25.00	2/22/2010 8:31:39 PM
eronyc	$25.00	$25.00	2/23/2010 9:11:58 AM
dammage	$25.00	$25.00	2/25/2010 8:36:08 AM
order-brigade	$25.00	$25.00	2/25/2010 4:13:58 PM
brondero	$125.00	$125.00	2/25/2010 4:17:29 PM
brother_tam	$50.00	$50.00	2/25/2010 7:31:49 PM
big_balla	$25.00	$25.00	2/26/2010 2:06:53 AM
mlj0671	$34.00	$34.00	2/26/2010 8:07:13 AM
20 bids
Borrower Payment Dependent Notes Series 447950
This series of Notes was issued and sold upon the funding of the borrower loan #41092, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Feb-24-2010
				Auction end date:	Feb-25-2010

Starting lender yield:	26.39%	Starting borrower rate/APR:	27.39% / 29.73%	Starting monthly payment:	$164.14
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$161.70

Auction yield range:	11.05% - 26.39%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2004	Debt/Income ratio:	16%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	8 / 7	Length of status:	0y 0m
Credit score:	640-659 (Feb-2010)	Total credit lines:	9	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$3,889	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	46%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	alert014	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
moving expenses
Purpose of loan:
This loan will be used to finance a move to my new job
my company will pay some of the reallocation cost but only at my first paycheck

My financial situation:
I am a good candidate for this loan because I will be able to repay the loan very quickly since my employer will be paying me back

Monthly net income: $ 6000

Monthly expenses: $
??Housing: $ 1000
??Insurance: $ 200
??Car expenses: $ 400
??Utilities: $ 300
??Phone, cable, internet: $ 150
??Food, entertainment: $ 1000
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 450
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

natural-greenback6	$25.00	$25.00	2/24/2010 3:59:51 PM
elegant-loot	$25.00	$25.00	2/24/2010 3:59:55 PM
important-ore	$50.00	$50.00	2/24/2010 4:00:00 PM
the-silver-blaster	$25.00	$25.00	2/24/2010 4:01:16 PM
dime-neutron	$25.00	$25.00	2/24/2010 4:01:33 PM
mtandb	$25.00	$25.00	2/24/2010 4:01:36 PM
WalnutCreekguy	$25.00	$25.00	2/24/2010 4:01:56 PM
bonFire8	$25.00	$25.00	2/24/2010 4:02:03 PM
asset-professor	$25.00	$25.00	2/24/2010 4:05:23 PM
Orringo	$50.00	$50.00	2/24/2010 4:05:41 PM
supreme-hope	$25.00	$25.00	2/24/2010 4:06:36 PM
BlindJoeDeath	$25.00	$25.00	2/24/2010 4:06:40 PM
tallmon	$25.00	$25.00	2/24/2010 3:59:44 PM
pkp121	$25.00	$25.00	2/24/2010 4:00:19 PM
diplomatic-point4	$500.00	$500.00	2/24/2010 4:00:31 PM
greatwhiteninja	$25.00	$25.00	2/24/2010 4:00:57 PM
pemb0023	$25.00	$25.00	2/24/2010 4:00:53 PM
steely_dan34	$25.00	$25.00	2/24/2010 4:01:12 PM
Streetfighter	$100.00	$100.00	2/24/2010 4:01:01 PM
Rattlehead	$25.00	$25.00	2/24/2010 4:12:28 PM
kmr2	$100.00	$100.00	2/24/2010 4:12:33 PM
impeccable-transparency	$50.00	$50.00	2/24/2010 4:02:08 PM
Schmendrick	$25.00	$25.00	2/24/2010 4:02:00 PM
alex13	$250.00	$250.00	2/24/2010 4:03:03 PM
heavenly-justice9	$50.00	$50.00	2/24/2010 4:04:10 PM
tps_bubba	$25.00	$25.00	2/24/2010 4:04:20 PM
Hokiemon	$25.00	$25.00	2/24/2010 4:05:38 PM
listing-trapper3	$50.00	$50.00	2/24/2010 4:06:03 PM
FeedTheMachine	$116.44	$116.44	2/24/2010 4:06:10 PM
LuvToLend	$25.00	$25.00	2/24/2010 4:06:15 PM
brother_tam	$50.00	$50.00	2/24/2010 4:06:18 PM
deal-hickory5	$25.00	$25.00	2/24/2010 4:06:29 PM
irrelevant	$25.00	$25.00	2/24/2010 4:26:27 PM
orange-preeminant-bill	$100.00	$2.05	2/24/2010 4:27:40 PM
delicious-social132	$25.00	$25.00	2/24/2010 4:12:47 PM
red-favorable-basis	$25.00	$25.00	2/24/2010 4:12:15 PM
careful-penny	$25.00	$25.00	2/24/2010 4:51:07 PM
SolarMoonshine	$50.00	$50.00	2/24/2010 5:24:28 PM
calkidd05	$25.00	$25.00	2/24/2010 4:20:02 PM
coin-enclave	$25.00	$25.00	2/24/2010 4:20:09 PM
munoz44	$25.00	$25.00	2/24/2010 4:19:49 PM
autonomous-basis	$25.00	$25.00	2/24/2010 4:26:57 PM
KgBsUcKa	$25.00	$25.00	2/24/2010 4:27:39 PM
valiant-liberty4	$25.00	$25.00	2/24/2010 4:27:17 PM
ASR3	$25.00	$25.00	2/24/2010 4:27:38 PM
dollardave	$51.51	$51.51	2/24/2010 4:34:47 PM
reflective-rupee	$25.00	$25.00	2/24/2010 5:42:37 PM
foothillender	$25.00	$25.00	2/25/2010 6:48:03 AM
weepeople	$25.00	$25.00	2/25/2010 7:12:20 AM
autonomous-truth	$25.00	$25.00	2/24/2010 4:00:33 PM
PatriotKnight	$25.00	$25.00	2/24/2010 4:00:49 PM
resource777	$25.00	$25.00	2/24/2010 4:00:54 PM
wise-handy-finance	$25.00	$25.00	2/24/2010 4:01:08 PM
GatorBux	$25.00	$25.00	2/24/2010 4:01:41 PM
mg6619	$25.00	$25.00	2/24/2010 4:04:16 PM
greenwell	$25.00	$25.00	2/24/2010 4:05:30 PM
Havana21	$50.00	$50.00	2/24/2010 4:05:43 PM
life-is-great	$25.00	$25.00	2/24/2010 4:05:59 PM
unk1911	$25.00	$25.00	2/24/2010 4:06:29 PM
Diamond_Jim	$25.00	$25.00	2/24/2010 4:06:43 PM
friendly-worth3	$25.00	$25.00	2/24/2010 4:00:08 PM
klinebarger	$25.00	$25.00	2/24/2010 4:00:14 PM
Gelden1	$25.00	$25.00	2/24/2010 4:00:28 PM
point	$25.00	$25.00	2/24/2010 4:00:39 PM
johnsock	$25.00	$25.00	2/24/2010 4:00:38 PM
point-shooter	$25.00	$25.00	2/24/2010 4:00:45 PM
payment-freshmaker	$25.00	$25.00	2/24/2010 4:00:43 PM
Red_b17	$25.00	$25.00	2/24/2010 4:01:04 PM
twirl2	$25.00	$25.00	2/24/2010 4:12:22 PM
integrity-doctor	$50.00	$50.00	2/24/2010 4:12:26 PM
burrito6	$25.00	$25.00	2/24/2010 4:01:20 PM
zippy-interest	$25.00	$25.00	2/24/2010 4:12:32 PM
Shepherd7	$25.00	$25.00	2/24/2010 4:12:39 PM
time4aloan	$30.00	$30.00	2/24/2010 4:02:03 PM
drummer427	$25.00	$25.00	2/24/2010 4:04:15 PM
visionary-currency	$50.00	$50.00	2/24/2010 4:04:23 PM
investment-tempo	$25.00	$25.00	2/24/2010 4:04:25 PM
jasmarc	$25.00	$25.00	2/24/2010 4:05:21 PM
kc8fot	$25.00	$25.00	2/24/2010 4:05:31 PM
mercuriant	$25.00	$25.00	2/24/2010 4:18:32 PM
deegeeman	$50.00	$50.00	2/24/2010 4:05:55 PM
kind-efficient-credit	$25.00	$25.00	2/24/2010 4:05:39 PM
fareast_man	$25.00	$25.00	2/24/2010 4:05:47 PM
gavinfh	$25.00	$25.00	2/24/2010 4:06:07 PM
Dubbs360	$50.00	$50.00	2/24/2010 4:06:11 PM
skuba	$25.00	$25.00	2/24/2010 4:05:52 PM
compassion-lotus5	$25.00	$25.00	2/24/2010 4:06:22 PM
silver-armada	$50.00	$50.00	2/24/2010 4:06:06 PM
RebuildALife	$25.00	$25.00	2/24/2010 4:06:20 PM
supreme-bonus0	$25.00	$25.00	2/24/2010 4:06:33 PM
ZTA0796	$25.00	$25.00	2/24/2010 4:26:32 PM
attractive-rate	$25.00	$25.00	2/24/2010 4:27:06 PM
flexible-value	$25.00	$25.00	2/24/2010 4:12:19 PM
papaloha	$50.00	$50.00	2/24/2010 4:12:36 PM
bountiful-bazaar	$25.00	$25.00	2/24/2010 4:12:43 PM
delivery	$25.00	$25.00	2/24/2010 4:12:56 PM
capital-galaxy	$100.00	$100.00	2/24/2010 4:12:10 PM
intelligent-yield	$25.00	$25.00	2/24/2010 4:26:11 PM
JW-From-SoCal	$25.00	$25.00	2/24/2010 4:26:46 PM
sms0106	$25.00	$25.00	2/24/2010 4:27:05 PM
treasure-generator	$25.00	$25.00	2/24/2010 4:27:00 PM
balance6	$25.00	$25.00	2/24/2010 4:27:39 PM
Bob450	$50.00	$50.00	2/24/2010 9:31:00 PM
perchedeagle	$25.00	$25.00	2/24/2010 4:34:44 PM
104 bids
Borrower Payment Dependent Notes Series 446919
This series of Notes was issued and sold upon the funding of the borrower loan #41069, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,100.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Feb-18-2010
				Auction end date:	Feb-25-2010

Starting lender yield:	21.95%	Starting borrower rate/APR:	22.95% / 25.23%	Starting monthly payment:	$119.92
Final lender yield:	17.50%	Final borrower rate/APR:	18.50% / 20.72%	Final monthly payment:	$112.85

Auction yield range:	8.05% - 21.95%	Estimated loss impact:	8.40%
Lender servicing fee:	1.00%	Estimated return:	9.10%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1987	Debt/Income ratio:	28%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	15 / 13	Length of status:	2y 10m
Credit score:	700-719 (Feb-2010)	Total credit lines:	28	Occupation:	Accountant/CPA
Now delinquent:	1	Revolving credit balance:	$29,231	Stated income:	$75,000-$99,999
Amount delinquent:	$17,083	Bankcard utilization:	83%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	JonVespa	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	29 ( 97% )	700-719 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	1 ( 3% )	700-719 (Nov-2009) 660-679 (Aug-2007)
Principal balance:	$1,192.94	1+ mo. late:	0 ( 0% )
Total payments billed:	30
Description
Returning Borrower - Good standing
Purpose of loan:
I'm looking to pay off two credit cards in which the interest rate has been increased to between 23 and 29%.I have previously used Prosper.com to consolidate debt and have been successfully paying the monthly payment in full for over 2 and a half years. This will not change and I plan to continue using prosper until I have reached my goal.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please explain the delinquincies shown on your listing, and the late loan payment. Please answer publicly. Thanks, and best wishes on your listing. - tigercat
A: I had some troubles several years ago making payments before I got my financial life back on track with the help of family and prosper. Therefore, there were several delinquencies incurred. The one late loan payment was early in the loan I believe and was due to confusion on my part of when the payment would be transferred from my bank account. I have faithfully made all payments on my original prosper loan from 2007. Hope this helps. (Feb-23-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SolarMoonshine	$25.00	$25.00	2/18/2010 5:38:28 PM
poundofbits	$112.72	$112.72	2/20/2010 7:12:11 PM
FinanceEngine	$40.00	$40.00	2/22/2010 9:14:36 AM
420limo	$25.00	$25.00	2/22/2010 12:51:12 PM
eboomer2611	$25.00	$25.00	2/22/2010 7:24:54 PM
UCLA4life	$25.00	$25.00	2/23/2010 9:34:22 AM
the-profit-oracle	$25.00	$25.00	2/23/2010 4:53:49 PM
cleo1255	$50.00	$50.00	2/23/2010 6:47:19 PM
fairness-atmosphere	$25.00	$25.00	2/24/2010 9:09:46 AM
Rule62	$25.00	$25.00	2/24/2010 11:56:59 AM
evergreen16	$50.00	$50.00	2/24/2010 4:48:51 PM
Terapin0511	$25.86	$25.86	2/24/2010 5:02:52 PM
helpwithoutbanks	$25.00	$25.00	2/24/2010 6:25:22 PM
lucygirl2	$50.00	$50.00	2/25/2010 7:12:53 AM
Feyenoord	$58.18	$58.18	2/24/2010 6:48:48 PM
toxicbutterfly	$30.00	$30.00	2/25/2010 7:48:55 AM
Sturgee	$25.00	$25.00	2/24/2010 8:42:34 PM
Cpay2Me	$25.00	$25.00	2/24/2010 9:22:51 PM
champion08	$25.00	$25.00	2/25/2010 11:04:37 AM
glenium	$25.00	$25.00	2/25/2010 3:15:38 AM
shelcurt	$27.00	$27.00	2/25/2010 11:55:23 AM
rohnjobus	$25.00	$25.00	2/25/2010 12:02:01 PM
nalaari	$50.00	$50.00	2/25/2010 12:59:59 PM
JB2006	$25.00	$25.00	2/25/2010 7:51:49 AM
AtmaSingshu	$25.00	$25.00	2/25/2010 10:24:42 AM
investment-happiness	$75.00	$75.00	2/25/2010 3:13:32 PM
leverage-burrito	$25.00	$25.00	2/25/2010 3:21:01 PM
DasMula	$25.00	$25.00	2/25/2010 12:02:20 PM
Engineer44	$25.00	$25.00	2/25/2010 4:05:51 PM
Goddess-4-one	$50.00	$50.00	2/25/2010 3:23:09 PM
malcolmreynolds	$25.00	$25.00	2/25/2010 3:56:59 PM
Oak-Parker	$25.00	$25.00	2/25/2010 3:59:50 PM
drkosh	$25.00	$25.00	2/20/2010 10:38:24 AM
adventure0	$75.00	$75.00	2/21/2010 7:18:17 AM
helpneachother	$40.00	$40.00	2/21/2010 7:43:41 AM
lender12345	$25.00	$25.00	2/21/2010 8:30:18 PM
twjh	$25.00	$25.00	2/22/2010 10:06:14 AM
aha6297	$79.38	$79.38	2/22/2010 12:59:11 PM
redrose1518	$30.00	$30.00	2/23/2010 6:13:15 PM
nashibaksi	$25.00	$25.00	2/23/2010 6:21:22 PM
Helping-One-Another	$25.00	$25.00	2/23/2010 5:54:21 PM
ptjg	$42.99	$42.99	2/24/2010 1:00:40 PM
jimmya	$50.00	$50.00	2/24/2010 1:08:40 PM
p2p-journey	$75.00	$73.39	2/24/2010 6:06:32 PM
Sigmund-Freud	$55.00	$55.00	2/24/2010 10:19:49 PM
Johnab	$26.00	$26.00	2/24/2010 4:58:24 PM
barflyer	$25.00	$25.00	2/25/2010 7:07:42 AM
bitano	$25.00	$25.00	2/25/2010 7:44:32 AM
420limo	$25.00	$25.00	2/25/2010 8:59:17 AM
showmethemoney5	$43.73	$43.73	2/24/2010 7:15:26 PM
JCM_MN	$40.00	$40.00	2/24/2010 7:47:36 PM
ponch12	$26.81	$26.81	2/24/2010 10:10:45 PM
Rip128	$50.00	$50.00	2/25/2010 11:26:47 AM
Gandalf0001	$34.17	$34.17	2/25/2010 12:37:05 PM
Leshan	$100.00	$100.00	2/25/2010 6:59:52 AM
loot-motion	$36.41	$36.41	2/25/2010 1:22:23 PM
dhallii	$56.00	$56.00	2/25/2010 1:26:01 PM
bold-direct-asset	$250.00	$250.00	2/25/2010 8:45:07 AM
crdcteng	$25.00	$25.00	2/25/2010 9:00:55 AM
Debt-free-Southern-California	$25.00	$25.00	2/25/2010 1:56:05 PM
gjm6d	$29.02	$29.02	2/25/2010 9:32:59 AM
GolfStud	$75.00	$75.00	2/25/2010 2:19:03 PM
medman	$169.64	$169.64	2/25/2010 2:48:31 PM
CaptainLender	$50.00	$50.00	2/25/2010 2:50:26 PM
SkinnyFish	$25.00	$25.00	2/25/2010 3:33:54 PM
crazybill	$25.00	$25.00	2/25/2010 12:49:56 PM
Elevate2012	$50.00	$50.00	2/25/2010 12:41:25 PM
tokyopete23	$25.00	$25.00	2/25/2010 2:00:35 PM
richmondcowboy	$30.00	$30.00	2/25/2010 2:02:28 PM
BrighterSuns	$26.00	$26.00	2/25/2010 2:45:32 PM
clipper271	$25.00	$25.00	2/25/2010 3:07:53 PM
investment-cluster	$25.00	$25.00	2/25/2010 3:34:06 PM
wwwUniversal	$25.00	$25.00	2/25/2010 3:50:26 PM
evinny101	$42.70	$42.70	2/25/2010 4:05:01 PM
74 bids
Borrower Payment Dependent Notes Series 447027
This series of Notes was issued and sold upon the funding of the borrower loan #41066, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Feb-18-2010
				Auction end date:	Feb-25-2010

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 28.90%	Starting monthly payment:	$39.76
Final lender yield:	17.50%	Final borrower rate/APR:	18.50% / 22.25%	Final monthly payment:	$36.40

Auction yield range:	8.05% - 24.00%	Estimated loss impact:	6.90%
Lender servicing fee:	1.00%	Estimated return:	10.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1989	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 6	Length of status:	1y 4m
Credit score:	680-699 (Feb-2010)	Total credit lines:	9	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$17,416	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	63%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	ALFLoan	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need loan till I start my new job
Purpose of loan:
Pay bills until i get more income from my new job

My financial situation:
I am a good candidate because i have never missed a payment or have been late on any of my bills ????
Monthly net income: $ 1000.00

Monthly expenses: $ 831.00
??Housing: live with parents (0.00)
??Insurance: $74
??Car expenses: $ 357
??Credit cards and other loans: $ 400

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$25.00	$25.00	2/20/2010 1:34:48 AM
GS-ROCK	$36.04	$36.04	2/23/2010 7:45:42 AM
serene-capital	$25.00	$25.00	2/23/2010 2:25:20 PM
moo916	$25.00	$25.00	2/23/2010 6:18:54 PM
balanced-balance6	$25.00	$25.00	2/24/2010 5:04:06 AM
drkosh	$25.00	$25.00	2/24/2010 6:53:29 PM
kingston1	$25.00	$25.00	2/24/2010 7:43:09 PM
minatoku	$25.00	$25.00	2/25/2010 6:36:40 AM
sknop64	$25.00	$25.00	2/24/2010 9:49:02 PM
LuvToLend	$25.00	$25.00	2/24/2010 10:36:45 PM
Leshan	$25.00	$25.00	2/25/2010 7:04:20 AM
gothampark	$25.00	$25.00	2/25/2010 2:00:42 PM
jybank	$25.00	$25.00	2/25/2010 2:22:06 PM
nalaari	$26.08	$26.08	2/25/2010 3:56:36 PM
Oak-Parker	$28.00	$28.00	2/25/2010 4:00:31 PM
ultimate-peace	$100.00	$100.00	2/25/2010 4:04:10 PM
iflyforfun	$25.00	$25.00	2/21/2010 1:23:05 AM
ssb	$900.00	$109.76	2/22/2010 8:14:16 AM
JustMee	$25.00	$25.00	2/23/2010 9:55:46 PM
kinetic-social	$25.00	$25.00	2/24/2010 4:07:36 PM
nalaari	$50.00	$50.00	2/25/2010 1:01:00 PM
hillerod	$25.00	$25.00	2/25/2010 2:21:40 PM
Pressure_Drop	$150.12	$150.12	2/25/2010 10:12:06 AM
rome1426	$25.00	$25.00	2/25/2010 10:18:25 AM
wild-orange	$25.00	$25.00	2/25/2010 12:39:18 PM
wild-orange	$25.00	$25.00	2/25/2010 12:41:05 PM
social-conductor4	$25.00	$25.00	2/25/2010 4:05:58 PM
27 bids
Borrower Payment Dependent Notes Series 447105
This series of Notes was issued and sold upon the funding of the borrower loan #41072, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Feb-19-2010
				Auction end date:	Feb-25-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	33.99%	Final borrower rate/APR:	34.99% / 39.14%	Final monthly payment:	$45.23

Auction yield range:	17.05% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1994	Debt/Income ratio:	30%
Basic (1-10):	2	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	14 / 15	Length of status:	4y 5m
Credit score:	620-639 (Feb-2010)	Total credit lines:	64	Occupation:	Accountant/CPA
Now delinquent:	16	Revolving credit balance:	$560	Stated income:	$25,000-$49,999
Amount delinquent:	$29,876	Bankcard utilization:	186%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	55
Screen name:	3kidsmom	Borrower's state:	NorthCarolina	Borrower's group:	FUTURE FINANCIAL FREEDOM 1
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	34 ( 94% )	620-639 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	2 ( 6% )	640-659 (Oct-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Braces for daughter's teeth
Purpose of loan:
This loan will be used to help?put braces on my daughter's teeth.? She is 11 and I have dental insurance but?they will not cover all of the costs.?

My financial situation:
I am a good candidate for this loan because I have had a Prosper loan before and have paid it off in good standing.?

Monthly net income: $ 2500

Monthly expenses: $?? Shared with husband
??Housing: $?500
??Insurance: $?50
??Car expenses: $
??Utilities: $ 180
??Phone, cable, internet: $ 85
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	2/19/2010 9:41:53 AM
Bob450	$25.00	$25.00	2/19/2010 10:27:12 PM
SolarMoonshine	$50.00	$50.00	2/22/2010 6:11:43 PM
marwadi-62	$25.00	$25.00	2/23/2010 10:13:42 AM
brondero	$50.00	$50.00	2/23/2010 2:18:53 PM
UCLA4life	$25.00	$25.00	2/24/2010 3:11:54 PM
MrMoneyBags	$25.00	$25.00	2/25/2010 6:08:53 AM
helpwithoutbanks	$45.80	$45.80	2/25/2010 6:10:39 AM
Leshan	$100.00	$100.00	2/25/2010 7:18:27 AM
unk1911	$25.00	$25.00	2/19/2010 9:46:15 AM
brondero	$100.00	$100.00	2/19/2010 6:24:36 PM
mbcjk	$25.00	$25.00	2/20/2010 9:06:00 AM
EngineerUSMC	$100.00	$58.76	2/21/2010 7:37:18 AM
lender12345	$25.00	$25.00	2/21/2010 8:33:25 PM
SmallTown5	$48.74	$48.74	2/24/2010 3:31:33 AM
Rule62	$25.00	$25.00	2/24/2010 12:02:06 PM
DonDiego	$25.00	$25.00	2/24/2010 1:50:25 PM
kinetic-social	$25.00	$25.00	2/24/2010 3:43:42 PM
gold-cluster	$100.00	$100.00	2/24/2010 7:44:06 PM
twjh	$25.00	$25.00	2/24/2010 11:01:58 PM
nurat	$25.00	$25.00	2/25/2010 5:49:24 AM
five-star-note	$46.70	$46.70	2/24/2010 9:31:33 PM
reflective-rupee	$25.00	$25.00	2/24/2010 10:58:25 PM
twjh	$25.00	$25.00	2/25/2010 6:07:06 AM
LittleHelp	$25.00	$25.00	2/25/2010 6:38:13 AM
25 bids
Borrower Payment Dependent Notes Series 447109
This series of Notes was issued and sold upon the funding of the borrower loan #41063, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Feb-18-2010
				Auction end date:	Feb-25-2010

Starting lender yield:	8.39%	Starting borrower rate/APR:	9.39% / 11.49%	Starting monthly payment:	$223.87
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$223.25

Auction yield range:	4.05% - 8.39%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1990	Debt/Income ratio:	61%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	13 / 13	Length of status:	2y 9m
Credit score:	700-719 (Feb-2010)	Total credit lines:	42	Occupation:	Tradesman - Mechani...
Now delinquent:	0	Revolving credit balance:	$19,811	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	64%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	trade-backer2	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Lower Payments for Quicker Payoffs
Purpose of loan:
This loan will be used to?reduce the monthly payment of 227 for the combined cards I wish to pay off withthis loan?credit card payments increased with gov't plan it has become increasingly difficult to keep my head above water.?With that said I have never missed or have?been late for any payment, but you will see this in credit report. I need a jump start in getting my debt paid off so that I can live the right way and not in debt.
My financial situation:
I am a good candidate for this loan because? As I stated above, I have never been late on a payment and have alway managed to retain my employment thruoughout the 17 years of being in the mechanical services/pipefitting industry. I have never been out of work via layoff and I have never been fired.

Monthly net income: $ 4550.00

Monthly expenses: $
??Housing: $ 1642
??Insurance: $ 150
??Car expenses: $ 880
??Utilities: $ 300
??Phone, cable, internet: $ 135
??Food, entertainment: $?300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1150
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

skuba	$25.00	$25.00	2/18/2010 4:13:40 PM
unk1911	$25.00	$25.00	2/18/2010 4:13:32 PM
desertoasis	$50.00	$50.00	2/18/2010 4:15:10 PM
AF-Chief	$28.00	$28.00	2/18/2010 4:14:02 PM
theprince	$25.00	$25.00	2/18/2010 4:20:36 PM
calm-deal7	$25.00	$25.00	2/18/2010 4:20:01 PM
progressive-asset	$100.00	$100.00	2/18/2010 4:21:12 PM
kenji4861	$25.00	$25.00	2/18/2010 4:13:44 PM
dollar-birdie	$25.00	$25.00	2/18/2010 4:13:52 PM
Kaj	$25.00	$25.00	2/18/2010 4:21:59 PM
Speculator	$50.00	$50.00	2/18/2010 4:22:39 PM
lloyd_s	$25.00	$25.00	2/18/2010 4:22:07 PM
Pizza-man	$50.00	$50.00	2/18/2010 4:23:16 PM
duty-monger	$50.00	$50.00	2/18/2010 4:23:37 PM
hitsman	$50.00	$50.00	2/18/2010 4:23:26 PM
bchen78875	$25.00	$25.00	2/18/2010 4:23:51 PM
hyetech	$35.00	$35.00	2/18/2010 4:24:15 PM
life-is-great	$25.00	$25.00	2/18/2010 4:20:08 PM
macjp123	$25.00	$25.00	2/18/2010 4:20:43 PM
jigsaw	$100.00	$100.00	2/18/2010 4:25:12 PM
orgy63	$25.00	$25.00	2/18/2010 4:20:58 PM
torion	$25.00	$25.00	2/18/2010 4:25:22 PM
Fiimg	$50.00	$50.00	2/18/2010 4:26:22 PM
meenan	$25.00	$25.00	2/18/2010 4:26:41 PM
Avala	$50.00	$50.00	2/18/2010 4:26:10 PM
market-builder	$25.00	$25.00	2/18/2010 4:27:01 PM
foxy-fund	$50.00	$50.00	2/18/2010 4:26:32 PM
commerce-web5	$40.00	$40.00	2/18/2010 4:27:16 PM
Cai8899	$50.00	$50.00	2/18/2010 4:22:53 PM
jrbill1998	$50.00	$50.00	2/18/2010 4:23:11 PM
social-conductor4	$25.00	$25.00	2/18/2010 4:27:26 PM
peerlender	$30.00	$30.00	2/18/2010 4:23:40 PM
anton	$150.00	$150.00	2/18/2010 4:27:45 PM
mlopez2007	$25.00	$25.00	2/18/2010 4:27:49 PM
kulender	$25.00	$25.00	2/18/2010 4:27:54 PM
senorzookeeper	$25.00	$25.00	2/18/2010 4:29:06 PM
HHP	$25.00	$25.00	2/18/2010 4:28:27 PM
compassion-lotus5	$25.00	$25.00	2/18/2010 4:29:20 PM
luckyldy	$35.00	$35.00	2/18/2010 4:24:54 PM
stable-nickel	$250.00	$250.00	2/18/2010 4:29:02 PM
KVEER	$25.00	$25.00	2/18/2010 4:30:15 PM
money-maniac	$50.00	$50.00	2/18/2010 4:25:47 PM
PatriotKnight	$25.00	$25.00	2/18/2010 4:30:33 PM
currency-oak	$25.00	$25.00	2/18/2010 4:26:04 PM
red-undaunted-kindness	$100.00	$100.00	2/18/2010 4:26:15 PM
don8ter	$25.00	$25.00	2/18/2010 4:31:09 PM
kind-efficient-credit	$25.00	$25.00	2/18/2010 4:32:20 PM
honorable-yield	$75.00	$75.00	2/18/2010 4:27:40 PM
agreement-point	$50.00	$50.00	2/18/2010 4:32:54 PM
smallbizrule	$25.00	$25.00	2/18/2010 4:32:57 PM
invincible-duty	$25.00	$25.00	2/18/2010 4:32:50 PM
charming-point	$300.00	$300.00	2/18/2010 4:28:13 PM
jeffpac	$55.00	$55.00	2/18/2010 4:34:10 PM
keyfig	$50.00	$50.00	2/18/2010 4:34:29 PM
loanfairy	$25.00	$25.00	2/18/2010 4:29:30 PM
head	$25.00	$25.00	2/18/2010 4:29:48 PM
enthusiastic-balance5	$100.00	$100.00	2/18/2010 4:35:01 PM
methodical-greenback5	$50.00	$50.00	2/18/2010 4:35:17 PM
note-sensation	$25.00	$25.00	2/18/2010 4:35:20 PM
skvat	$25.00	$25.00	2/18/2010 4:30:22 PM
fob	$25.00	$25.00	2/18/2010 4:35:56 PM
jonn834	$25.00	$25.00	2/18/2010 4:42:11 PM
cello1	$25.00	$25.00	2/18/2010 4:43:08 PM
PocketAces	$25.00	$25.00	2/18/2010 4:44:32 PM
benefit-squirrel	$30.00	$30.00	2/18/2010 4:46:03 PM
kbodendorf	$25.00	$25.00	2/18/2010 4:34:34 PM
ddibernardo	$25.00	$25.00	2/18/2010 4:35:47 PM
xhrisd	$25.00	$25.00	2/18/2010 4:35:52 PM
auction-turbine4	$25.00	$25.00	2/18/2010 4:42:55 PM
orange-courageous-dedication	$30.00	$30.00	2/18/2010 4:46:00 PM
uncleubb	$25.00	$25.00	2/22/2010 3:01:48 PM
ore-dojo	$25.00	$25.00	2/24/2010 4:12:43 PM
Leshan	$25.00	$25.00	2/25/2010 7:07:31 AM
helpwithoutbanks	$25.00	$25.00	2/24/2010 6:30:55 PM
greenback-companion8	$25.00	$25.00	2/24/2010 7:26:57 PM
gogene2002	$25.00	$25.00	2/25/2010 2:00:59 PM
Hybodant	$25.00	$25.00	2/25/2010 2:08:29 PM
webfeet	$25.00	$25.00	2/25/2010 2:31:09 PM
Debt-free-Southern-California	$50.00	$50.00	2/25/2010 10:18:37 AM
Truchaos	$45.02	$45.02	2/25/2010 3:37:13 PM
HomerdohNY	$25.00	$25.00	2/25/2010 3:59:49 PM
thebadpelican	$25.00	$25.00	2/25/2010 2:26:00 PM
OoM	$25.00	$25.00	2/25/2010 2:38:03 PM
TigerForce	$25.00	$25.00	2/25/2010 2:56:51 PM
slwholesales	$25.00	$25.00	2/25/2010 3:38:30 PM
lean-velocity	$25.00	$25.00	2/18/2010 4:13:48 PM
thedoctor	$90.00	$90.00	2/18/2010 4:19:36 PM
flexible-value	$31.00	$31.00	2/18/2010 4:19:53 PM
natural-greenback6	$25.00	$25.00	2/18/2010 4:20:13 PM
egw	$25.00	$25.00	2/18/2010 4:20:26 PM
red-favorable-basis	$25.00	$25.00	2/18/2010 4:19:48 PM
peso-colonel	$90.00	$90.00	2/18/2010 4:20:22 PM
time4aloan	$50.00	$50.00	2/18/2010 4:22:16 PM
impeccable-transparency	$75.00	$75.00	2/18/2010 4:23:03 PM
elevated-platinum5	$50.00	$50.00	2/18/2010 4:22:57 PM
credit-kahuna	$100.00	$100.00	2/18/2010 4:23:20 PM
radforj22	$25.00	$25.00	2/18/2010 4:19:05 PM
reward-adventure	$25.00	$25.00	2/18/2010 4:24:24 PM
Clambake	$50.00	$50.00	2/18/2010 4:24:03 PM
xstreamin	$25.00	$25.00	2/18/2010 4:24:07 PM
Carpetkid	$25.00	$25.00	2/18/2010 4:24:34 PM
tntbuzz	$25.00	$25.00	2/18/2010 4:24:58 PM
Rick7925	$25.00	$25.00	2/18/2010 4:20:29 PM
gjh37	$25.00	$25.00	2/18/2010 4:25:05 PM
cpaphoto	$25.00	$25.00	2/18/2010 4:24:48 PM
bonafide-cash	$50.00	$50.00	2/18/2010 4:25:17 PM
nourishing-interest0	$25.00	$25.00	2/18/2010 4:20:51 PM
top-silver-american	$25.00	$25.00	2/18/2010 4:25:35 PM
bold-bright-currency	$25.00	$25.00	2/18/2010 4:21:26 PM
niskyfranchise	$25.00	$25.00	2/18/2010 4:21:33 PM
friendly-worth3	$25.00	$25.00	2/18/2010 4:21:40 PM
invest0r	$25.00	$25.00	2/18/2010 4:25:31 PM
friendly-market5	$25.00	$25.00	2/18/2010 4:25:58 PM
personal-lender	$25.00	$25.00	2/18/2010 4:21:55 PM
asset-equilibrium0	$25.00	$25.00	2/18/2010 4:25:54 PM
credit-force5	$25.00	$25.00	2/18/2010 4:26:50 PM
DonaldColorado	$25.00	$25.00	2/18/2010 4:22:25 PM
falcon245sp	$25.00	$25.00	2/18/2010 4:26:53 PM
delicious-social132	$25.00	$25.00	2/18/2010 4:22:29 PM
wampum-reaction2	$25.00	$25.00	2/18/2010 4:27:23 PM
Havana21	$50.00	$50.00	2/18/2010 4:27:57 PM
The-CAPS-fan	$30.00	$30.00	2/18/2010 4:23:55 PM
plentiful-reward	$50.00	$50.00	2/18/2010 4:28:03 PM
rcc7	$25.00	$25.00	2/18/2010 4:28:08 PM
buckyhead2000	$25.00	$25.00	2/18/2010 4:29:00 PM
bowdish1	$100.00	$100.00	2/18/2010 4:24:41 PM
gavinfh	$25.00	$25.00	2/18/2010 4:29:15 PM
scott73	$25.00	$25.00	2/18/2010 4:29:24 PM
tranquil-diversification8	$25.00	$25.00	2/18/2010 4:30:05 PM
important-ore	$50.00	$50.00	2/18/2010 4:29:40 PM
best-deal-banker	$25.00	$25.00	2/18/2010 4:25:42 PM
platinum-sorcerer6	$25.00	$25.00	2/18/2010 4:29:59 PM
dreammachine	$25.00	$25.00	2/18/2010 4:30:27 PM
Syzygy	$25.00	$25.00	2/18/2010 4:30:49 PM
integrity-doctor	$50.00	$50.00	2/18/2010 4:30:55 PM
dlshap	$25.00	$25.00	2/18/2010 4:30:58 PM
LendDoc	$25.00	$25.00	2/18/2010 4:31:16 PM
meux99	$25.00	$25.00	2/18/2010 4:31:32 PM
techvet	$25.00	$25.00	2/18/2010 4:31:36 PM
inspired-contract9	$50.00	$50.00	2/18/2010 4:31:39 PM
DadWarbucks	$25.00	$25.00	2/18/2010 4:32:09 PM
capital-futurist	$25.00	$25.00	2/18/2010 4:32:24 PM
forthright-dedication	$50.00	$50.00	2/18/2010 4:32:32 PM
hizzy	$25.00	$25.00	2/18/2010 4:27:33 PM
heavenly-justice9	$75.00	$75.00	2/18/2010 4:32:40 PM
steady-gain5	$25.00	$25.00	2/18/2010 4:33:01 PM
kindness-percolator5	$25.00	$25.00	2/18/2010 4:33:07 PM
Khoff	$25.00	$25.00	2/18/2010 4:33:09 PM
apostle901	$25.00	$25.00	2/18/2010 4:28:18 PM
jasmarc	$25.00	$25.00	2/18/2010 4:33:21 PM
blissful-note7	$25.00	$25.00	2/18/2010 4:28:21 PM
pure-treasure7	$25.00	$25.00	2/18/2010 4:33:25 PM
istttja	$25.00	$25.00	2/18/2010 4:33:36 PM
stanbalwight4	$25.00	$25.00	2/18/2010 4:33:39 PM
atmaan	$25.00	$25.00	2/18/2010 4:28:36 PM
wanna-help	$25.00	$25.00	2/18/2010 4:33:41 PM
Cr_Sunset	$25.00	$25.00	2/18/2010 4:34:50 PM
mpactlender	$25.00	$25.00	2/18/2010 4:29:54 PM
Eagledrop	$25.00	$25.00	2/18/2010 4:35:37 PM
mcarm66	$25.00	$25.00	2/18/2010 4:35:29 PM
Diversify_Further	$25.00	$25.00	2/18/2010 4:30:25 PM
asset-professor	$100.00	$100.00	2/18/2010 4:30:40 PM
TeamRamRod	$25.00	$25.00	2/18/2010 4:31:03 PM
cognizant-rate732	$50.00	$50.00	2/18/2010 4:42:56 PM
supreme-hope	$25.00	$25.00	2/18/2010 4:31:23 PM
Aeroman32	$25.00	$25.00	2/18/2010 4:31:55 PM
resplendent-moola	$25.00	$25.00	2/18/2010 4:44:34 PM
allenerb	$25.00	$25.00	2/18/2010 4:32:04 PM
psztnrw	$66.90	$42.21	2/18/2010 4:46:06 PM
kmr2	$200.00	$200.00	2/18/2010 4:33:47 PM
five-star-note	$35.00	$35.00	2/18/2010 4:41:38 PM
orbiter614	$25.00	$25.00	2/18/2010 4:42:20 PM
glimmering-point	$25.00	$25.00	2/18/2010 4:43:09 PM
Sefotonga	$25.00	$25.00	2/18/2010 4:45:25 PM
LandE2BG	$25.00	$25.00	2/18/2010 4:45:44 PM
webfeet	$25.00	$25.00	2/19/2010 11:32:13 AM
SCD	$25.00	$25.00	2/19/2010 5:38:40 PM
kf88	$27.00	$27.00	2/25/2010 1:19:24 PM
smbau06	$50.00	$50.00	2/25/2010 11:49:21 AM
Bidwinner08	$26.77	$26.77	2/25/2010 1:20:42 PM
bowl800	$25.00	$25.00	2/25/2010 1:55:21 PM
Grandmahoneybee	$25.00	$25.00	2/25/2010 2:42:16 PM
malcolmreynolds	$25.00	$25.00	2/25/2010 3:58:00 PM
183 bids